UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1997 Annapolis Exchange Parkway, Suite 410 Annapolis, MD	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 972-4140

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 1, 2011, Chesapeake Lodging Trust (the “Company”) and Chesapeake Lodging, L.P. entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, and KeyBanc Capital Markets Inc., as representatives of the several underwriters named in Schedule I thereto (collectively, the “Underwriters”), in connection with the public offering of 12,500,000 of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 1,875,000 Common Shares exercisable, in whole or in part, at any time until March 31, 2011. The closing of the offering is expected to occur on March 4, 2011. The Underwriting Agreement is filed as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

The exhibits to this Current Report on Form 8-K are listed on the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2011	CHESAPEAKE LODGING TRUST

	By:	/s/ GRAHAM J. WOOTTEN
Graham J. Wootten
Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated March 1, 2011, by and among the Company, Chesapeake Lodging, L.P. and Deutsche Bank Securities Inc., Wells Fargo Securities, LLC, J.P. Morgan Securities LLC, and KeyBanc Capital Markets Inc., as representatives of the several underwriters named in Schedule I thereto

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares being registered

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)